       As filed with the Securities and Exchange Commission on May 3, 1999

                                                      Registration No. _________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------
                    STEWART INFORMATION SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                      74-1677330
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


        1980 POST OAK BOULEVARD                            77056
            HOUSTON, TEXAS                               (Zip Code)
(Address of Principal Executive Offices)

                                  -------------
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                    MAX CRISP
                VICE PRESIDENT - FINANCE, SECRETARY AND TREASURER
                    STEWART INFORMATION SERVICES CORPORATION
                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 625-8100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------

                                   COPIES TO:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                            ATTENTION: JOHN A. WATSON

                                  -------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         PROPOSED            PROPOSED MAXIMUM
 TITLE OF SECURITIES TO           AMOUNT             MAXIMUM OFFERING       AGGREGATE OFFERING          AMOUNT OF
      BE REGISTERED          TO BE REGISTERED       PRICE PER SHARE(1)           PRICE(1)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
      Common Stock,
     $1.00 par value         300,000 shares             $  40.91               $ 12,271,875             $3,620.20
====================================================================================================================


(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of a share of Common Stock as reported by the New York Stock Exchange on April 27, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Stewart Information Services Corporation, a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1998.

                  3. The description of the Company's common stock, $1.00 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, is hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements and schedules of the Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference in this Registration Statement have been audited by: KPMG LLP; Doshier, Pickens & Francis, P.C.; Jim S. Walker; Fancher & Company; M. Timothy O'Roark; Grant Bennett Accountants; Jennings, Hawley & Co. P.C.; Aaronson, White & Company; Edgar, Kiker & Cross, L.L.P.; Wilkerson & Arthur, P.C.; Jesus Yepez; Williams & Pearcy, P.C.; Flusche, Van Beveren, Kilgore P.C.; and Gratzer, Clem & Co., independent accountants, to the extent indicated in their reports thereon also incorporated by reference herein. Such financial statements and schedules have been incorporated by reference herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Fulbright & Jaworski L.L.P., counsel to the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eleventh of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent allowed under the GCL. If a director were to breach such duty in performing his duties as a director, neither the Company nor the stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and the Company would not have an effective remedy against the directors.

         Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the ByLaws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing coverage for each director and officer in his capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1 Certificate of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated by reference herein).

         4.2 Certificate of Amendment of Certificate of Incorporation of Stewart Information Services Corporation dated April 30, 1999.

         4.3 By-Laws of the Company, as amended (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, is incorporated by reference herein).

         4.4 Rights of Common and Class B Common Stockholders (contained in Exhibits 4.1, 4.2 and 4.3, which are incorporated by reference herein).

         4.5      Stewart Information Services Corporation 1999 Stock Option
                  Plan.

         4.6      Form of 1999 Stock Option Agreement.

         5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

         23.1     Consents of independent accountants.

         23.2     Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit
                  5.1 hereto).

         24.1     Power of attorney (contained on page II-4 hereof).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (A) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (B) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (C) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Max Crisp and Tannie L. Pizzitola, Jr., and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of April, 1999.

                                   STEWART INFORMATION SERVICES CORPORATION


                                   By               MAX CRISP
                                                    Max Crisp
                                         Vice President - Finance, Secretary
                                                  and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 30th day of April, 1999.


                   Signature                                                        Title
                   ---------                                                        -----
                 CARLOSS MORRIS                                   Co-Chief Executive Officer and Chairman of
                 Carloss Morris                                    the Board (Principal Executive Officer)


                 STEWART MORRIS                                   Co-Chief Executive Officer, President and
                 Stewart Morris                                     Director (Principal Executive Officer)


                    MAX CRISP                                   Vice President - Finance, Secretary, Treasurer
                    Max Crisp                                   and Director (Principal Financial Officer and
                                                                        Principal Accounting Officer)


-----------------------------------------------                                    Director
              Lloyd M. Bentsen, III


-----------------------------------------------                                    Director
                 E. Douglas Hodo



               NITA B. HANKS
               Nita B. Hanks                                              Director



                                                                          Director
-----------------------------------------------
               Paul W. Hobby



               C.M. HUDSPETH                                              Director
               C.M. Hudspeth



-----------------------------------------------                           Director
               W. Arthur Porter

                                INDEX TO EXHIBITS

Exhibit
Number            Description
-------------     -----------
         4.1      Certificate of Incorporation of the Company, as amended
                  (Exhibit 3.1 to the Company's Annual Report on Form 10-K for
                  the year ended December 31, 1987, is incorporated by reference herein).

         4.2      Certificate of Amendment of Certificate of Incorporation of
                  Stewart Information Services Corporation dated April 30, 1999.

         4.3 By-Laws of the Company, as amended (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1996, is incorporated by reference herein).

         4.4      Rights of Common and Class B Common Stockholders (contained in
                  Exhibits 4.1, 4.2 and 4.3, which are incorporated by reference herein).

         4.5      Stewart Information Services Corporation 1999 Stock Option
                  Plan.

         4.6      Form of 1999 Stock Option Agreement.

         5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

         23.1     Consents of independent accountants.

         23.2     Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit
                  5.1 hereto).

         24.1     Power of attorney (contained on page II-4 hereof).